AMENDMENT 1 TO SHARE PURCHASE AGREEMENT AND OPTION AGREEMENT

THIS AMENDMENT (“Amendment”) is made and entered into this 29th day of September to a SHARE PURCHASE AGREEMENT “Agreement”), dated May 10, 2016 (the “Execution Date”), is made and entered into by and among:

A. EVEREST DISPLAY INC., a corporation organized under the laws of Taiwan (“Everest” or “EDI”), individually, and as “Seller’ Representative” as hereinafter defined;

B. GUANG FENG INTERNATIONAL LTD. a corporation organized under the laws of American Samoa (“Guang Feng” or the “Seller”);

C. BOXLIGHT HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, United States (the “Purchaser”);

D. BOXLIGHT CORPORATION, a corporation organized under the laws of the State of Nevada, United States (the “Parent” or “BOXL”);

E. BOXLIGHT, INC., a corporation organized under the laws of the State of Washington, United States (“Boxlight USA”); and

F. BOXLIGHT LATINOAMERICA, S.A. DE C.V. (“BLA”) and BOXLIGHT LATINOAMERICA SERVICIOS, S.A. DE C.V. (“BLS”), both corporations organized under the laws of Mexico.

Everest and the Seller are hereinafter sometimes collectively referred to as the “Selling Parties” and the Purchaser and the Parent are hereinafter sometimes collectively referred to as the “Purchasing Parties.” Boxlight USA, BLA and BLS are hereinafter sometimes collectively referred to as the “Acquired Corporations.”

1. Definitions. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the same meaning as they are defined in the Agreement.

2. Closing. The Selling Party and the Purchasing Party acknowledge that the Closing under the Agreement of the sale of the Subject Shares was consummated on July 8, 2016.

3 Section 2.2 Section 2.2 of the Agreement is deleted in its entirety and is replaced by the following Section 2.2:

2.2	Acquired Corporations Payable.

(a) The Parties hereto acknowledge that Boxlight USA and other of the Acquired Corporations owe accrued and unpaid accounts payable to Everest and/or its direct and indirect subsidiaries (with Everest, the “Everest Supplier”) for products and other items purchased from the Everest Supplier for resale. Such accounts payable (the “Acquired Corporations Payable”) with the Everest Supplier shall be reduced in the following manner:

(i) United States One Million (USD$1,000,000) Dollars of the Acquired Corporations Payable was paid on the July 8, 2016 Closing Date from proceeds received from an Asset Based Lender. However, the August and September 2016 two $250,000 installments payable under the Agreement were not paid by the Acquired Corporations or BOXL.

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(ii) As at the date of this Amendment Boxlight USA and other of the Acquired Corporations owe accrued and unpaid Acquired Corporations Payable to Everest Supplier in the amount of Four Million Seven Hundred Forty Eighty Thousand Six Hundred Thirty Three and 60/100 ($4,748,633.60) Dollars (the “Outstanding Payable”).

(iii) Commencing October 31, 2016 and subject to clause (iv) below, BOXL shall pay to Everest $250,000 and continue making up to five additional $250,000 monthly installments payments on the last business day of each month thereafter until March 31, 2017 or when and until a total of $1,500,000 in total payments shall have been made.

(iv) Notwithstanding clause (iii) above, following the consummation of the IPO of BOXL, the “Net Proceeds” (as defined) received from the IPO shall be applied, first to prepay the $1,460,805 principal balance due under the Skyview Note, and second to prepay the balance of the $1,500,000 obligation referred to in clause (iii) above. As used herein, “Net Proceeds” means professional fees estimated at approximately $300,000, plus any commissions or underwriting fees that may be payable by BOXL to brokers, placement agents or underwriters who assist BOXL in selling the shares of Class A Common Stock in the IPO.

(v) On the date of consummation of a minimum $2,800,000 initial funding by Crestmark Bank, another Asset Based Lender, to Boxlight Group and Mimio, LLC, a subsidiary of the Parent (the “Crestmark Closing”), Everest Supplier shall convert and exchange Two Million of the Outstanding Payable into a 4% convertible promissory note of the Parent and shall be in the form of Exhibit A annexed hereto (the “Everest Convertible Note”).

(vi) On or before the Crestmark Closing, Everest shall execute a subordination agreement in favor of Crestmark Bank in the form of Exhibit B annexed hereto (the “Subordination Agreement”) to be delivered to Crestmark Bank at the Crestmark Closing.

(vii) Prior to the Crestmark Closing, K Laser will purchase USD$1,000,000 of BOXL Common Stock at a purchase price of $5.60 per share under the terms of a share purchase agreement in the form of Exhibit C annexed hereto (the “Share Purchase Agreement”). The money will delivered to BOXL in escrow and can only be released at the Crestmark Closing and subject to an initial funding of not less than USD$2,800,000. BOXL shall use $650,000 of the proceeds of such $1,000,000 BOXL funding to retire a separate obligation owed by Boxlight USA to Everest Display who backstopped or guaranteed a shipment of products by Coretronics.

(viii) Following the Crestmark Closing, Boxlight USA will use its best efforts from available funding to pay EDI up to $150,000 in a New Trade Payable. If for any reason, Boxlight USA cannot pay such New Trade Payable will be paid by BOXL following completion of the IPO out of the initial IPO Net Proceeds.

(ix) Following the Crestmark Closing, all interest payable by BOXL to Vert Capital Corporation under loans and advances made by Vert Capital to Parent shall be reduced to an interest rate equal to 5.75% per annum.

(x) The $185,000 owed by BOXL to Logical Choice Corporation, a Delaware corporation (“LCC”) will be written off and cancelled as a debt.

(b) In addition to its investment set forth in clause (vii) of Section 2.2(a) above, promptly following the launch of the IPO and approval of the BOX registration statement by the US Securities and Exchange Commission, K Laser or associates will consider the purchase of $1,000,000 of BOXL Class A Common Stock at the initial public offering price. Except as otherwise contemplated by clause (iv) of Section 2.2(a), BOXL shall use the Net Proceeds of such funding, if made, to reduce the additional balance of the Outstanding Payable to the Everest Supplier.

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(c) If and for so long as BOXL and Boxlight USA shall comply with the provisions of this Section 2.2, Everest and each other Everest Supplier shall to continue to supply products to the Acquired Corporations and provide payment terms to such purchasers which are no less favorable than those provided to other credit-worthy customers.

6. Except as amended by this Agreement all of the terms and conditions of the Agreement shall remain in full force and effect and are incorporated herein by this reference as though more fully set forth herein at length.

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Signature page follow

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

Parent:	BOXLIGHT CORPORATION

By:
	Name:	Mark Elliot
	Title:	CEO

Purchaser	BOXLIGHT HOLDINGS, INC.

By:
	Name:	Mark Elliot
	Title:	Chairman

Everest:	EVEREST DISPLAY, INC.

By:
	Name:	Alex Kuo
	Title:	Chairman

Guang Feng	GUANG FENG INTERNATIONAL, LTD.

By:
	Name:	Alex Kuo
	Title:	Chairman

Boxlight USA	BOXLIGHT, INC.

By:
	Name:	Henry (Hank) Nance
	Title:	President

BLA	BOXLIGHT LATINOAMERICA, S.A. DE C.V.

By:
	Name:	Henry (Hank) Nance
	Title:	President

BSA	BOXLIGHT LATINOAMERICA SERVICIOS, S.A. DE C.V..

By:
	Name:	Henry (Hank) Nance
	Title:	President

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